UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2016

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2016, the Board of Directors of Career Education Corporation (the “Company”) appointed Andrew J. Cederoth as the Company’s Senior Vice President and Chief Financial Officer effective as of April 1, 2016. Mr. Cederoth will replace David Rawden of AlixPartners, who has been serving as Interim Chief Financial Officer of the Company since April 1, 2015.

Prior to joining the Company, Mr. Cederoth, age 51, served as Chief Financial Officer and Vice President of New Business Development at Innova UEV, an electric car sharing company based in Burr Ridge, Illinois, from March 2015 until March 2016. Prior to joining Innova, he served as Chief Financial Officer at Clover Technologies Group, a leading provider of electronic asset lifecycle management and environmental solutions, from January 2014 until December 2014. He began his career in finance in 1990 at Navistar International Corporation, a Fortune 500 manufacturer of commercial and defense vehicles and engines. While at Navistar, Mr. Cederoth occupied various financial roles of increasing responsibility, culminating with his tenure as Executive Vice President and Chief Financial Officer from 2009 to 2013. Mr. Cederoth holds a Bachelor of Arts degree in economics from the University of Illinois and an MBA from DePaul University.

There are no arrangements between Mr. Cederoth and any other person pursuant to which he was selected to become Chief Financial Officer of the Company. Mr. Cederoth does not have any family relationship with any executive officer or director of the Company, or with any person selected to become an officer or director of the Company. Neither Mr. Cederoth nor any member of his immediate family has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Cederoth’s employment offer letter (the “Offer Letter”) provides for the following compensation: an annual base salary of $425,000; participation in the Company’s annual incentive award program with a target opportunity of 75% of base salary for 2016, which will be prorated for the portion of the year he is employed in 2016 and subject to a minimum guaranteed payment of $239,063 for 2016; a cash sign-on bonus of $7,500; long-term incentive awards with an aggregate target value at grant equal to 125% of base salary for 2016 to be delivered 30% in stock options which will vest in four equal annual installments, 20% in restricted stock units to be settled half in stock and half in cash which will vest in four equal annual installments and 50% in a cash-based performance unit award which uses a relative total shareholder return (TSR) performance measure over a three year period; long-term incentive awards with an aggregate target value at grant of no less than 125% of base salary for 2017; and participation in the Company’s Executive Severance Plan based on no less than 12 months of base salary plus target annual bonus and partial subsidies of COBRA coverage for no less than 12 months. Mr. Cederoth’s initial long-term incentive awards are expected to be made in May 2016.

The description of the Offer Letter contained herein does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the Company’s press release regarding these events is furnished herewith and attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits
10.1	Letter Agreement between the Company and Andrew J. Cederoth dated March 24, 2016

99.1	Press release of the Company dated March 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and
Corporate Secretary

Date: March 29, 2016

Exhibit Index

Exhibit Number	Description of Exhibits
10.1	Letter Agreement between the Company and Andrew J. Cederoth dated March 24, 2016

99.1	Press release of the Company dated March 29, 2016